UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to § 240.14a-12

MICROSEMI CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 1, 2018

Dear Valued Microsemi Supplier,

Today Microchip Technology announced the signing of a definitive agreement to acquire Microsemi Corporation. The transaction is subject to the approval of shareholders of Microsemi, regulatory approvals and customary closing conditions. We expect the transaction to close in the second calendar quarter of 2018.

Microchip is a leading provider of embedded control solutions through our Microcontroller, Mixed-Signal, Analog, Wired and Wireless Networking, Security, Timing, Flash IP and Memory product lines. This acquisition adds Microsemi’s strong portfolio of Specialized Ethernet, Storage and Optical Networking Microcontrollers, FPGA, Wireless, Timing, Analog and Mixed-Signal products to Microchip.

For now, and until the transaction closes, it will be business as usual for our supply chain partners. We look forward to working closely with you after the transaction is completed and request that you continue to do business using your existing contacts and processes currently in place with Microsemi.

Best Regards,

Steve Sanghi	James J. Peterson
Chairman and CEO	Chairman and CEO
Microchip Technology	Microsemi Corporation

Cautionary Statement:

Statements about the expected timing, completion, benefits and effects of the proposed transaction, and other statements in this letter that are not historical facts, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to the actual timing of the closing of the acquisition, the satisfaction of the conditions to closing in the acquisition agreement, any termination of the acquisition agreement, the effect of the acquisition on Microchip’s and Microsemi’s existing relationships with customers and vendors and their operating results and businesses; the costs and outcome of any litigation involving Microchip, Microsemi or the acquisition transaction; general economic, industry or political conditions in the U.S. or internationally; and the risks described from time to time in SEC reports including filings on Forms 10-K, 10-Q and 8-K. You can obtain copies of such Forms 10-K, 10-Q and 8-K and other relevant documents for free, as applicable, at Microchip’s website (www.microchip.com), at Microsemi’s website (www.microsemi.com), the SEC’s website (www.sec.gov) or from commercial document retrieval services. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date hereof.

Letter to Suppliers – Page 2

Additional Information and Where to Find It

In connection with the proposed acquisition, Microsemi will file a proxy statement and other related documents with the SEC. Investors and stockholders are advised to read these documents when they become available because they will contain important information. Investors and stockholders may obtain a free copy of these documents (when available) and other documents filed by Microsemi at the SEC’s web site at www.sec.gov and at the Investor section of their website at https://investor.microsemi.com/.

Microchip, Microsemi and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Microsemi in connection with the acquisition. Information regarding the special interests of these directors and executive officers in the transaction will be included in the proxy statement described above. Additional information regarding the directors and executive officers of Microchip is also included in Microchip’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on July 13, 2017. Additional information regarding the directors and executive officers of Microsemi is also included in Microsemi’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on December 20, 2017. These documents are available free of charge at the SEC’s web site at www.sec.gov and as described above.